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                                                                      EXHIBIT 99

Set forth below is certain financial information which has been restated on the new fiscal year basis. The fiscal quarters ended July 31, 1996, April 30, 1996, January 31, 1996 and October 31, 1995 of the Company have been restated to reflect the fiscal quarters ended June 30, 1996, March 31, 1996, December 31, 1995, and September 30, 1995, respectively.

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
                                                           Three Months Ended
                                       -------------------------------------------------------
                                       June 30,      March 31,    December 31,   September 30,
                                         1996          1996          1995             1995
                                       --------      ---------    ------------   -------------
                                        (U.S. dollars in millions, except per share amounts)
REVENUES
Beverages
   Spirits and Wines                   $ 1,179        $ 1,061        $ 1,724        $ 1,235
   Fruit Juices and Other                  548            496            486            505
                                       -------        -------        -------        -------
Total Attributed Beverages               1,727          1,557          2,210          1,740
                                       -------        -------        -------        -------
Entertainment
   Filmed Entertainment                    846            894          1,009            922
   Music Entertainment                     309            228            329            339
   Recreation                              131            100             97            142
   Publishing and Other                    144            120            202            139
                                       -------        -------        -------        -------
Total Attributed Entertainment           1,430          1,342          1,637          1,542
                                       -------        -------        -------        -------
Total Attributed Revenues                3,157          2,899          3,847          3,282
                                       -------        -------        -------        -------
Adjustment for Equity Companies:
   Beverages                               (66)           (64)           (82)           (89)
   Entertainment                          (212)          (200)          (205)          (222)
                                       -------        -------        -------        -------
Total Reported Revenues                $ 2,879        $ 2,635        $ 3,560        $ 2,971
                                       =======        =======        =======        =======
EBITDA
Beverages
   Spirits and Wine                        160            131            290            169
   Fruit Juices and Other                   51             43             57             55
   Reengineering Charge                     --             --           (290)            --
                                       -------        -------        -------        -------
Total Beverages                            211            174             57            224
                                       -------        -------        -------        -------
Entertainment
   Filmed Entertainment                     67            109             64            139
   Music Entertainment                     (11)           (13)            27             21
   Recreation                               24             13             19             50
   Publishing and Other                      8             (1)            23             11
                                       -------        -------        -------        -------
Total Entertainment                         88            108            133            221
                                       -------        -------        -------        -------
Total EBITDA                           $   299        $   282        $   190        $   445
                                       -------        -------        -------        -------
Adjustment for Equity
  Companies - Beverages                     (3)            (1)            (4)            (2)
Adjustment for Equity
  Companies - Entertainment                (26)           (22)           (23)           (21)
Depreciation and Amortization             (138)          (120)          (127)          (120)
Corporate Expenses                         (27)           (31)           (32)           (12)
                                       -------        -------        -------        -------
Operating Income                           105            108              4            290
                                       -------        -------        -------        -------
Interest, Net and Other                     70             66             70             70
Provision for Income Taxes                 (49)            28            (44)           140
Minority Interest                           (5)             1              4             14
                                       -------        -------        -------        -------
Net Income                             $    89        $    13        $   (26)       $    66
                                       =======        =======        =======        =======
Net Income Per Share                   $  0.22        $  0.04        $ (0.07)       $  0.18
                                       =======        =======        =======        =======
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